UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K AMENDMENT

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  October 6, 2006

AXM PHARMA, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-31886	20-0745214
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

20955 Pathfinder Road, Suite 100 Diamond Bar, CA 91765		10011
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (646) 393-4365

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a - 12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13d-4(c))

Item 4.01

Changes in Registrant’s Certifying Accountant

(a)

Pursuant to a letter from Moore Stephens Wurth Frazer and Torbet, LLP ("Moore Stephens") to AXM Pharma, Inc. (the “Company”), dated October 6, 2006, Moore Stephens resigned as the Company's independent principal accountant, effective October 6, 2006.

Moore Stephens was engaged as the Company's independent principal accountants on July 10, 2006.  Moore Stephens did not issue any reports on the financial statements during the two most recent fiscal years or any later interim period.  During the registrant's two most recent fiscal years and any subsequent interim period, specifically the interim period through October 6, 2006, preceding Moore Stephens' resignation, the Company and Moore Stephens had no disagreements on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.  The board did not recommend or approve the resignation of Moore Stephens as the Company's independent principal accountant.

Item 9.01

Financial Statements and Exhibits.

(c)         Exhibits.

Exhibit No.	Description
16	Letter on change of certifying accountant, dated October 13, 2006, from Moore Stephens Wurth Frazer and Torbet, LLP to the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AXM PHARMA, INC.

Dated:  October 16, 2006

        By:     /s/ Wei-Shi Wang

            Wei-Shi Wang

            Chief Executive Officer

Exhibit Index

Exhibit No.	Description
16	Letter on change of certifying accountant, dated October 13, 2006, from Moore Stephens Wurth Frazer and Torbet, LLP to the Securities and Exchange Commission.